UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

Dave Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40161	86-1481509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 South Cochran Ave
Los Angeles, California		90019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 857-3283

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	DAVE	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $368 per share	DAVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On January 20, 2026, Imran Khan notified the Company of his intention to resign from the Board of Directors (the “Board”) of Dave Inc. (the “Company”) effective upon the appointment of his successor. Mr. Khan’s decision to resign was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Director Appointment

On January 20, 2026, the Board appointed Nima Khajehnouri to the Board effective immediately. Mr. Khajehnouri will serve as a Class III director with a term expiring at the Company’s 2027 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal. The Board also appointed Mr. Khajehnouri to the Audit Committee of the Board. The Board has determined that Mr. Khajehnouri is an independent director as defined in Section 5605(a) of the Nasdaq Stock Market rules.

Mr. Khajehnouri will be entitled to receive compensation for his services as a non-employee director pursuant to the Dave Inc. Non-Employee Director Compensation Policy, as may be amended from time to time, which for 2026 will consist of $50,000 for his service as a member of the Board and Audit Committee, pro-rated based on his start date. Additionally, as an inducement for Mr. Khajehnouri’s decision to join the Board in a highly competitive market, Mr. Khajehnouri, although having joined the Board subsequent to December 31st of the prior calendar year, will be eligible to receive a restricted stock unit award under the Dave Inc. Amended and Restated 2021 Equity Incentive Plan with a grant date value of $165,000 and such other terms as are applicable to the annual restricted stock unit awards granted to the Company’s outside directors. Mr. Khajehnouri will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Khajehnouri and any other person pursuant to which he was appointed as a director of the Company, and there is no family relationship between Mr. Khajehnouri and any of the Company’s other directors or executive officers. In addition, Mr. Khajehnouri does not have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Board and Committee Leadership Transitions

The Board also announced Mike Pope has been appointed Lead Independent Director, succeeding Brendan Carroll, who remains a member of the Board. Additionally, Andrea Mitchell has been named Chair of the Nominating and Corporate Governance Committee, replacing Mr. Pope, who will continue to serve as a member of the committee.

Item 7.01 Regulation FD Disclosure.

On January 20, 2026, the Company issued a press release announcing Mr. Khajehnouri’s appointment and the board changes described above. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 20, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dave, Inc.

Date:	January 21, 2026	By:	/s/ Kyle Beilman
		Name: Title:	Kyle Beilman Chief Financial Officer and Chief Operating Officer